FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR THIRD QUARTER 2016

Marlborough, Mass. (October 26, 2016) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.105 billion during the third quarter ended September 30, 2016, compared to the company's guidance range for the quarter of $2.035 to $2.085 billion. This represents growth of 11 percent on a reported basis and 10 percent on an operational basis (calculated on a constant currency basis), all compared to the prior year period. The company reported GAAP earnings of $228 million, or $0.17 per share, compared to a loss of $(0.15) a year ago, and achieved adjusted earnings per share of $0.27 for the period, compared to $0.24 a year ago.

"Our differentiated products and services continue to make a meaningful impact for our customers and the patients they treat, as shown by very strong revenue growth in the third quarter and year to date," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "Our global team is delivering excellent performance across our various business units and geographies."

Third quarter financial results and recent developments:

•	Reported third quarter sales of $2.105 billion, representing an increase of 11 percent on a reported basis and 10 percent on an operational basis, all compared to the prior year period.

•
Grew organic revenue 9 percent in the third quarter over the prior year period. Organic revenue growth excludes the impact of changes in foreign currency exchange rates and sales from the acquisition of the American Medical Systems (AMS) male urology portfolio for the month of July.

•
Reported GAAP earnings of $0.17 per share compared to the company's guidance range of $0.13 to $0.15 per share. Achieved adjusted earnings per share of $0.27 compared to the guidance range of $0.25 to $0.27 per share.

•	Achieved third quarter revenue growth in all segments, all compared to the prior year period:

◦	MedSurg: 15 percent (14 percent operational and 10 percent organic)

◦	Cardiovascular: 13 percent (12 percent operational and organic)

◦	Rhythm Management: 4 percent (3 percent operational and organic)

•	Delivered strong regional revenue growth, all compared to the prior year period:

◦	U.S.: 11 percent (11 percent operational and 9 percent organic)

◦	Europe: 6 percent (7 percent operational and 5 percent organic)

◦	AMEA (Asia-Pacific, Middle East and Africa): 20 percent (12 percent operational and organic)

◦	Emerging markets:* 10 percent (19 percent operational and organic)

•
Entered into a definitive agreement and commenced a cash tender offer to acquire EndoChoice Holdings, Inc. (NYSE: GI), which offers physicians a broad portfolio of products to treat gastrointestinal conditions, for approximately $210 million.

•
Launched the Resolution 360™ Hemoclip, designed to offer gastroenterologists greater control when performing hemostatic clipping, used in endoscopic procedures of the upper and lower gastrointestinal (GI) tract to stop and help prevent bleeding that occurs with conditions including peptic ulcers, polyps removed during a colonoscopy and diverticulosis of the colon.

•
Received U.S. Food and Drug Administration (FDA) approval for the EMBLEM™ MRI Subcutaneous Implantable Defibrillator (S-ICD) System, as well as magnetic resonance (MR) conditional labeling for all previously implanted EMBLEM S-ICD Systems. United Healthcare, the largest private healthcare insurer in the U.S., also now covers the EMBLEM S-ICD System for a subset of patients indicated for implantable cardioverter-defibrillator (ICD) therapy. As a result, an estimated 91 percent of the insured U.S. residents now has access through Medicare, Medicaid or their private health plan.

•	Received CE Mark for the LOTUS Edge™ Valve System**, the company's next-generation transcatheter aortic valve replacement (TAVR) technology.

•
Announced data from the MAJESTIC trial of the Eluvia™ Drug-Eluting Vascular Stent System*** demonstrating 92.5% freedom from total lesion revascularization (FTLR) at two years, at the annual meeting of the Cardiovascular and Interventional Radiology Society of Europe (CIRSE). Also at CIRSE, unveiled data from the All-Comer Registry for the Ranger Drug-Coated Balloon Catheter** confirming the benefit of an efficient-release drug coated balloon (DCB) in long lesions by achieving 91.9% FTLR rate at six months.

•	Made a $25 million strategic investment in VENITI Inc., a maker of stents for chronic venous insufficiency, which affects more than 20 million adults across the United States and Europe.

* We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
** The LOTUS Edge™ Valve System and Ranger™ Drug-Coated Balloon Catheter are not available for use or sale in the U.S.
*** In the U.S., the Eluvia™ Drug-Eluting Vascular Stent System is an investigational device, limited by federal law to investigational use only.

Net sales for the third quarter:

			Change
	Three Months Ended September 30,		As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
in millions	2016	2015

Interventional Cardiology	$568	$500	14%	$(1)	1%	13%
Peripheral Interventions	257	227	12%	3	1%	11%
Cardiovascular	825	727	13%	2	1%	12%
Cardiac Rhythm Management	467	451	4%	1	1%	3%
Electrophysiology	60	57	5%	0	0%	5%
Rhythm Management	527	508	4%	1	1%	3%
Endoscopy	367	331	11%	5	2%	9%
Urology and Pelvic Health	248	198	26%	(3)	0%	26%	*
Neuromodulation	138	124	11%	(1)	(1)%	12%
MedSurg	753	653	15%	1	1%	14%

Net Sales	$2,105	$1,888	11%	$4	1%	10%

*Urology and Pelvic Health grew 13% on an organic basis.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the third quarter of 2016 was $228 million, or $0.17 per share. These results included an intangible asset impairment charge, acquisition-related net credits, restructuring and restructuring-related net charges, litigation-related net charges and amortization expense, of $140 million (after-tax) or $0.10 per share. Adjusted net income for the third quarter of 2016, excluding these net charges, was $368 million, or $0.27 per share.

On a consolidated GAAP basis, net loss for the third quarter of 2015 was $198 million, or $(0.15) per share. These results included intangible asset impairment charges, acquisition-related net charges, restructuring and restructuring-related net charges, litigation-related net charges, pension termination charges and amortization expense, of $524 million (after-tax) or $0.39 per share. Adjusted net income for the third quarter of 2015, excluding these net charges, was $326 million, or $0.24 per share.

Guidance for Full Year and Fourth Quarter 2016

The company now estimates revenue for the full year 2016 to be in a range of $8.335 to $8.385 billion (compared to prior guidance of $8.270 to $8.370 billion), which versus the prior year period represents growth of approximately 11 to 12 percent on a reported basis, growth of approximately 12 percent on an operational basis, and growth of approximately 9 percent on an organic basis. The company now estimates income on a GAAP basis in a range of $0.32 to $0.34 per share (compared to prior guidance of $0.30 to $0.35 per share), and now estimates adjusted earnings, excluding intangible asset impairment charges, acquisition-related net charges, litigation-, and restructuring and restructuring-related net charges, and amortization expense, in a range of $1.09 to $1.11 per share (compared to prior guidance of $1.07 to $1.11 per share).

The company estimates sales for the fourth quarter of 2016 to be in a range of $2.140 to $2.190 billion, which versus the prior year period represents growth of approximately 8 to 11 percent on a reported basis, and growth of approximately 7 to 9 percent on an operational basis. The company estimates earnings on a GAAP basis in a range of $0.15 to $0.17 per share. Adjusted earnings, excluding acquisition-related net charges, restructuring and restructuring-related net charges and amortization expense, are estimated in a range of $0.27 to $0.29 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, organic and operational revenue growth rates, GAAP earnings and adjusted earnings for the fourth quarter and full year 2016; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Tom Keppeler
508-683-6585 (office)
Media Relations
Boston Scientific Corporation
tom.keppeler@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2016	2015	2016	2015

Net sales	$2,105	$1,888	$6,195	$5,499
Cost of products sold	594	539	1,805	1,600
Gross profit	1,511	1,349	4,390	3,899

Operating expenses:
Selling, general and administrative expenses	772	729	2,268	2,095
Research and development expenses	232	221	664	632
Royalty expense	20	17	59	53
Amortization expense	136	131	408	361
Intangible asset impairment charges	7	10	7	19
Contingent consideration expense (benefit)	(13)	40	23	86
Restructuring charges	5	7	22	16
Litigation-related charges (credits)	4	457	632	649
Pension termination charges	—	36	—	44
	1,163	1,648	4,083	3,955
Operating income (loss)	348	(299)	307	(56)

Other income (expense):
Interest expense	(58)	(58)	(175)	(225)
Other, net	(33)	(10)	(44)	(31)
Income (loss) before income taxes	257	(367)	88	(312)
Income tax expense (benefit)	29	(169)	(135)	(215)
Net income (loss)	$228	$(198)	$223	$(97)

Net income (loss) per common share - basic	$0.17	$(0.15)	$0.16	$(0.07)
Net income (loss) per common share - assuming dilution	$0.17	$(0.15)	$0.16	$(0.07)

Weighted-average shares outstanding
Basic	1,360.6	1,344.0	1,356.1	1,339.7
Assuming dilution	1,379.7	1,344.0	1,374.9	1,339.7

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share data	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$237	$319
Trade accounts receivable, net	1,385	1,275
Inventories	998	1,016
Deferred and prepaid income taxes	84	496
Other current assets	477	365
Total current assets	3,181	3,471

Property, plant and equipment, net	1,500	1,490
Goodwill	6,498	6,473
Other intangible assets, net	5,838	6,194
Other long-term assets	680	505
TOTAL ASSETS	$17,697	$18,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$254	$3
Accounts payable	298	209
Accrued expenses	2,099	1,970
Other current liabilities	365	248
Total current liabilities	3,016	2,430

Long-term debt	5,171	5,674
Deferred income taxes	26	735
Other long-term liabilities	3,002	2,974

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -
issued 1,609,010,333 shares as of September 30, 2016 and
1,594,213,786 shares as of December 31, 2015	19	16
Treasury stock, at cost - 247,566,270 shares as of September 30, 2016
and December 31, 2015	(1,717)	(1,717)
Additional paid-in capital	16,985	16,860
Accumulated deficit	(8,706)	(8,927)
Accumulated other comprehensive income (loss), net of tax	(99)	88
Total stockholders' equity	6,482	6,320
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,697	$18,133

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$257	$(29)	$228	$0.17
Non-GAAP adjustments:
Intangible asset impairment charge	7	(1)	6	0.00
Acquisition-related net credits (b)	(1)	(1)	(2)	(0.00)
Restructuring and restructuring-related net charges (c)	17	(4)	13	0.01
Litigation-related net charges	4	(1)	3	0.00
Amortization expense	136	(16)	120	0.09
Adjusted net income	$420	$(52)	$368	$0.27

	Three Months Ended September 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(367)	$169	$(198)	$(0.15)
Non-GAAP adjustments:
Intangible asset impairment charges	10	(1)	9	0.01	*
Acquisition-related net charges (d)	80	(12)	68	0.05	*
Restructuring and restructuring-related net charges (e)	21	(3)	18	0.01	*
Litigation-related net charges	457	(165)	292	0.22	*
Pension termination charges	36	(13)	23	0.02	*
Amortization expense	131	(17)	114	0.08	*
Adjusted net income	$368	$(42)	$326	$0.24

*Assumes dilution of 20.2 million shares for the three months ended September 30, 2015 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the third quarter of 2016, pre-tax acquisition-related net credits were $1 million, of which $7 million was recorded in cost of products sold, $5 million of was recorded in selling, general and administrative expenses, and $13 million was recorded as a benefit to contingent consideration.

(c) In the third quarter of 2016, pre-tax restructuring charges were $5 million and pre-tax restructuring-related charges were $12 million, of which $8 million was recorded in cost of products sold and $4 million was recorded in selling, general and administrative expenses.

(d) In the third quarter of 2015, pre-tax acquisition-related net charges were $80 million, of which $16 million was recorded in cost of products sold, $23 million was recorded in selling, general and administrative expenses, $1 million was recorded in research and development, and $40 million was recorded as contingent consideration expense.

(e) In the third quarter of 2015, pre-tax restructuring charges were $7 million and pre-tax restructuring-related charges were $14 million, of which $5 million was recorded in cost of products sold and $9 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

	Nine Months Ended September 30, 2016
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$88	$135	$223	$0.16
Non-GAAP adjustments:
Intangible asset impairment charge	7	(1)	6	0.00
Acquisition-related net charges (b)	93	(3)	90	0.07
Restructuring and restructuring-related net charges (c)	55	(13)	42	0.03
Litigation-related net charges	632	(228)	404	0.29
Amortization expense	408	(54)	354	0.26
Adjusted net income	$1,283	$(164)	$1,119	$0.81

	Nine Months Ended September 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per Share
GAAP net income (loss)	$(312)	$215	$(97)	$(0.07)
Non-GAAP adjustments:
Intangible asset impairment charges	19	(3)	16	0.01	*
Acquisition-related net charges (d)	169	(17)	152	0.11	*
Restructuring and restructuring-related net charges (e)	58	(10)	48	0.04	*
Litigation-related net charges	649	(235)	414	0.31	*
Debt extinguishment charges (f)	45	(16)	29	0.02	*
Pension termination charges	44	(16)	28	0.02	*
Amortization expense	361	(46)	315	0.23	*
Adjusted net income	$1,033	$(128)	$905	$0.67

*Assumes dilution of 21.5 million shares for the nine months ended September 30, 2015 for all or a portion of these non-GAAP Adjustments

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first nine months of 2016, pre-tax acquisition-related net charges were $93 million, of which $39 million was recorded in cost of products sold, $31 million was recorded in selling, general and administrative expenses, and $23 million was recorded as contingent consideration expense.

(c) In the first nine months of 2016, pre-tax restructuring charges were $22 million and pre-tax restructuring-related charges were $33 million, of which $20 million was recorded in cost of products sold and $13 million was recorded in selling, general and administrative expenses.

(d) In the first nine months of 2015, pre-tax acquisition-related net charges were $169 million, of which $24 million were recorded in cost of products sold, $36 million was recorded in selling, general and administrative expense, $19 million was recorded in research and development, $86 million was recorded as a contingent consideration expense, and $4 million was recorded as interest expense.

(e) In the first nine months of 2015, pre-tax restructuring charges were $16 million and pre-tax restructuring-related charges were $42 million, of which $20 million was recorded in cost of products sold and $22 million was recorded in selling, general and administrative expenses.

(f) Debt extinguishment charges are recorded in interest expense.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended September 30,			Nine Months Ended September 30,
in millions	2016	2015	Change	2016	2015	Change

Interventional Cardiology	$620	$551	13%	$1,870	$1,659	13%
Peripheral Interventions	273	246	11%	815	723	13%
Cardiovascular	893	797	12%	2,685	2,382	13%

Cardiac Rhythm Management	498	483	3%	1,481	1,456	2%
Electrophysiology	64	61	5%	192	182	5%
Rhythm Management	562	544	3%	1,673	1,638	2%

Endoscopy	393	362	9%	1,148	1,042	10%
Urology and Pelvic Health	260	207	26%	773	479	61%
Neuromodulation	143	128	12%	407	369	11%
MedSurg	796	697	14%	2,328	1,890	23%

Subtotal Core Businesses	2,251	2,038	10%	6,686	5,910	13%

Foreign Currency	(146)	(150)	N/A	(491)	(411)	N/A

Net Sales	$2,105	$1,888	11%	$6,195	$5,499	13%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*	Three Months Ended September 30,		Nine Months Ended September 30,
in millions	2016	2015	2016	2015

Segment operating income
Cardiovascular	$292	$249	$885	$732
Rhythm Management	113	97	300	252
MedSurg	262	235	763	590
Operating income allocated to reportable segments	667	581	1,948	1,574
Corporate expenses and currency exchange	(156)	(145)	(446)	(334)
Intangible asset impairment charges; acquisition-related net charges and credits; restructuring- and restructuring-related net charges; litigation-related net charges and credits; and pension termination charges	(27)	(604)	(787)	(935)
Amortization expense	(136)	(131)	(408)	(361)
Operating income (loss)	$348	$(299)	$307	$(56)

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-operational, such as amounts related to intangible asset impairment charges; acquisition-related net charges and credits; restructuring- and restructuring-related net charges; litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES BY COMPONENT
(Unaudited)

	Three Months Ended September 30,
(in millions)	2016	2015
Defibrillator systems	311	326
Pacemaker systems	156	125
CRM products	$467	$451

	Nine Months Ended September 30,
(in millions)	2016	2015
Defibrillator systems	956	996
Pacemaker systems	422	371
CRM products	$1,378	$1,367

BOSTON SCIENTIFIC CORPORATION
SEGMENT AND REGIONAL NET SALES
(Unaudited)

Q3 2016 Segment Net Sales as compared to Q3 2015

	MedSurg	Cardiovascular	Rhythm Management	Total BSC
Percentage change in net sales, as reported	15%	13%	4%	11%
Less: Impact of Foreign Currency Fluctuations	1%	1%	1%	1%
Percentage change in net sales, constant currency	14%	12%	3%	10%
Less: Impact of AMS acquisition	4%	0%	0%	1%
Percentage change in net sales, organic	10%	12%	3%	9%

Q3 2016 Regional Net Sales as compared to Q3 2015

	U.S.	Europe	AMEA	Emerging Markets
Percentage change in net sales, as reported	11%	6%	20%	10%
Less: Impact of Foreign Currency Fluctuations	0%	(1)%	8%	(9)%
Percentage change in net sales, constant currency	11%	7%	12%	19%
Less: Impact of AMS acquisition	2%	2%	0%	0%
Percentage change in net sales, organic	9%	5%	12%	19%

Q3 2016 Urology and Pelvic Health Net Sales as compared to Q3 2015

Urology and Pelvic Health
Percentage change in net sales, as reported	26%
Less: Impact of Foreign Currency Fluctuations	0%
Percentage change in net sales, constant currency	26%
Less: Impact of AMS acquisition	13%
Percentage change in net sales, organic	13%
`

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q4 and Full Year 2016 Estimated Revenue Growth Rates

	Q4 2016 Estimate		Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	8%	11%	11%	12%
Less: Estimated Impact of Foreign Currency Fluctuations	1%	2%	(1)%	0%
Estimated sales growth, constant currency	7%	9%	12%	12%
Less: Impact of AMS acquisition	N/A	N/A	3%	3%
Estimated sales growth, organic	7%	9%	9%	9%

Q4 and Full Year 2016 EPS Guidance

	Q4 2016 Estimate		Full Year 2016 Estimate		Prior Full Year 2016 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.15	$0.17	$0.32	$0.34	$0.30	$0.35

Intangible asset impairment charges	—	—	0.00	0.00	—	—
Estimated acquisition-related net charges	0.01	0.01	0.07	0.07	0.08	0.08
Estimated restructuring and restructuring-related charges	0.03	0.03	0.07	0.07	0.06	0.05
Estimated amortization expense	0.08	0.08	0.34	0.34	0.34	0.34
Litigation-related charges	—	—	0.29	0.29	0.29	0.29

Adjusted results	$0.27	$0.29	$1.09	$1.11	$1.07	$1.11

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate adjusted net sales that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this constant currency growth rate and/or growth rates excluding the impacts of recent acquisitions with significant sales is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impact of recent acquisitions with significant sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2016 and 2015, and for the forecasted three month period and full year ending December 31, 2016, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

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Intangible asset impairment charges - This amount represents write-downs of certain intangible asset balances in the first nine months of 2016 and 2015. We review intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment and test our indefinite-lived intangible assets at least annually for impairment. If we determine the carrying value of the amortizable intangible asset is not recoverable or we conclude that it is more likely than not that the indefinite-live asset is impaired, we will write the carrying value down to fair value in the period identified. We exclude the impact of impairment charges from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded intangible asset impairment charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Acquisition-related net charges (credits) - These adjustments may consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; and (d) due diligence, other fees, inventory step up amortization, and integration and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees, inventory step-up amortization, and integration and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Restructuring and restructuring-related net charges (credits) - These adjustments represent severance and other direct costs associated with our restructuring programs. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of public senior notes during the second quarter of 2015. These adjustments are not expected to recur and do not reflect expected ongoing operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan. These charges are not expected to recur after 2015 and do not reflect expected ongoing operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

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Amortization expense - We record intangible assets at historical cost and amortize them over their estimated useful lives. Amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted Net Sales Excluding the Impact of Changes in Foreign Currency Exchange Rates and/or the Impact of Recent Acquisitions with Significant Sales

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The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. The impact of recent acquisitions with significant sales in the current period and no prior period equivalent may distort our presentation of organic growth. Accordingly, management excludes the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales for purposes of reviewing the net sales and growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and adjusted net sales that exclude the impact of changes in foreign currency exchange rates and/or the impacts of recent acquisitions with significant sales, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.